Exhibit 4.55

Termination of Power of Attorney

WHEREAS, Zhixiang Liang (ID No.                                          ), as instructed by Baidu Online Network Technology (Beijing) Co., Ltd. (the “Baidu Online”), signed a Power of Attorney on April 23, 2012 authorizing Zhan Wang (ID No.                                         ) to exercise on behalf of Zhixiang Liang all voting rights of shareholder at the shareholders’ meetings of Beijing BaiduPay Science and Technology Co., Ltd. (the “Power of Attorney”).

WHEREAS, Zhan Wang has resigned from Baidu Online Network Technology (Beijing) Co., Ltd.

NOW, THEREFORE, Baidu Online and Zhixiang Liang hereby confirm that the Power of Attorney, all authorizations and appointments thereunder, and all rights and interests obtained by Zhang Wang thereby, are terminated unconditionally as of October 18, 2016.

This Confirmation Letter is signed and effective as of October 18, 2016.

Baidu Online Network Technology (Beijing) Co., Ltd.

Seal of Baidu Online Network Technology (Beijing) Co., Ltd.

Zhixiang Liang

Signature:	/s/ Zhixiang Liang

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